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                                                                  Exhibit 3.13


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                     DESTINATION PRODUCTS INTERNATIONAL, LLC

                    A Single Member Limited Liability Company

                                 (the "Company")

         THIS OPERATING AGREEMENT (the "Agreement") is made and entered into by COTT BEVERAGES USA, INC., effective as of the date set out on the signature page hereof.

                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

         "Affiliate." With respect to any Person, (i) in the case of an individual, any relative of such Person, (ii) any officer, director, trustee, partner, member, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (iv) any officer, director, trustee, partner, member, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

         "Articles of Organization." The Articles of Organization of DESTINATION PRODUCTS INTERNATIONAL, LLC., as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

         "Capital Account." A capital account maintained for each Member in accordance with the rules set forth in Section l.704-l(b)(2)(iv) of the Regulations.

         "Code." The internal Revenue Code of 1986 as it may be amended from time to time, or any provision of succeeding law.

         "Company" means DESTINATION PRODUCTS INTERNATIONAL, LLC.

         "Delaware Act." The Delaware Limited Liability Company Act as amended from time to time.
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         "Manager." One or more managers designated pursuant to this Agreement.
A Manager need not be a Member of the Company.

         "Majority Vote." The written consent of Members owning more than fifty percent (50%) of the Ownership Percentages.

         "Member." Any individual or other legal entity executing this Agreement.

         "Officer." Any one or more persons appointed by this Agreement or the Managers appointed to an official position pursuant to Article IV.

         "Ownership Percentages." The percentage determined for each Member by dividing such Member's capital contributions by the capital contributions of all Members.

         "Regulations." The Federal Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.1. Formation. The Company was formed as a Delaware limited liability company by the filing of Certificate of Formation with the Secretary of State of Delaware.

         2.2. Principal Place of Business. The principal place of business of the Company is the address set out on the signature page to this Agreement.

         2.3. Registered Office and Registered Agent. The Company's initial registered office in Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, New Castle County. The initial registered agent is Corporation Trust Company.

         2.4. Term. The Company shall continue until dissolved.


                                   ARTICLE III

                               BUSINESS OF COMPANY

         The business of the Company shall be to engage in any lawful activity. In furtherance thereof, the Company may exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Delaware Act, and may engage in all activities necessary, customary, convenient, or incident to any of the foregoing.
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                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

A.       RIGHTS AND DUTIES OF MANAGERS

         4.1. Management. The business and affairs of the Company shall be managed by its Managers. Subject to Article V, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

         4.2. Number, Tenure and Qualifications. The number of Managers of the Company shall be fixed from time to time by Majority Vote, but in no instance shall there be less than one Manager. The Company shall initially have three (3) Managers. Each Manager shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Each Manager shall be elected by Majority Vote. As of the date hereof, the initial Managers shall be Frank E. Weise, III, Mark Halperin, and David Langille.

         4.3. Certain Powers of Managers. Without limiting the generality of
Section 4.1, and subject to the requirements of Article V for approval by a Majority Vote and to any other provision of this Agreement establishing greater requirements, the Managers shall have power and authority, on behalf of the
Company:

         (i) To acquire property from any Person as the Managers may determine.

         (ii) To borrow money for the Company from banks, other lending institutions, the Manager, Members, or affiliates of the Manager or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company, to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Delaware Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers.

         (iii) To purchase liability and other insurance to protect the Company's property and business.

         (iv) To hold and own any Company real and/or personal properties in the name of the Company.

         (v) To invest any Company funds temporarily (by way of example and not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.

         (vi) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition,
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mortgage or disposition of the Company's property; assignments; bills of sale;
leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company.

         (vii) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds.

         (viii) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve.

         (ix) Notwithstanding Section 4.3(vi) to designate a bank as depository for Company funds and to authorize the execution of such resolutions a said depository bank any reasonably require designating such person or persons whose signatures shall be required on any checks, drafts, notes, bonds or other instruments withdrawing funds from or incurring obligations to such depository bank and covering related matters.

         (x) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business. Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no officer, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose.

         4.4. Liability for Certain Acts. Each Manager shall act in a manner he or she believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager is not liable to the Company, its Members, or other Managers for any action taken in managing the business or affairs of the Company if he or she performs the duty of his or her office in compliance with the standard contained in this Section. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member's capital contributions or profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Manager received a personal benefit in violation or breach of the provisions of this Operating Agreement.

         4.5. Managers Have No Exclusive Duty to Company. A Manager shall not be required to manage the Company as his or her sole and exclusive function and he or she may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom. The Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

         4.6. Indemnity of the Managers. Members. Employees and Other Agents. To the fullest extent permitted by Section 18-108 of the Delaware Act, the Company shall indemnify each Manager and Member and make advances for expenses to each Manager and Member arising from any loss, cost, expense, damage, claim or demand, in connection with the Company,
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the Manager's or Member's status as a Manager or Member of the Company, the
Manager's or Member's participation in the management, business and affairs of the Company or such Manager's or Member's activities on behalf of the Company.

         4.7. Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager as a Manager shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of the Manager as a Member.

         4.8. Removal. A Manager may be removed at any time, with or without cause, by Majority Vote. The removal of a Manager as a Manager shall not affect the Manager's rights as a Member and shall not constitute a withdrawal by such Manager as a Member.

         4.9. Vacancies. Any vacancy occurring for any reason in the office of Manager shall be filled by Majority Vote.

         4.10. Salary. The salaries and other compensation of the Managers shall be fixed from time to time by Majority Vote.

         4.11. Actions of Managers. No action shall be taken by the Managers with respect to the business and affairs of the Company unless such action has been approved by a majority of the Managers.

         4.12. Meetings of Managers. The Managers shall meet annually, without notice, following the annual meeting of the Members. The Managers may set any number of regular meetings by resolution. No notice need be given for any annual or regular meeting of the Managers. Special meetings of the Managers may be called at any time by the Chief Operating Officer or by any two Managers, on two days' written notice to each Manager, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Managers may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at such meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         4.13. Action in Lieu of Meeting. Any action to be taken at a meeting of the Managers, or any action that may be taken at a meeting of the Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Managers and any further requirements of law pertaining to such consents have been complied with.

B.       OFFICERS
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         4.14. General Provisions. The Officers of the Company shall consist of a Chief Operating Officer, a Treasurer, and a Secretary, who shall be elected by the Managers, and such other officers as may be elected by the Managers or appointed as provided in this Agreement. Each Officer shall be elected or appointed for a term of office running until the meeting of the Managers following the next annual meeting of the Members, or such other term as provided by resolution of the Managers or the appointment to office. Each Officer shall serve for the term of office for which he or she is elected or appointed and until his or her successor has been elected or appointed and has qualified or his or her earlier resignation, removal from office, or death. Any two or more offices may be held by the same person, except that the Chief Operating Officer and the Secretary shall not be the same person.

         4.15. Chief Operating Officer. The Chief Operating Officer shall be responsible for the general and active management of the operation of the Company subject to the authority of the Managers. The Chief Operating Officer shall be responsible for the administration of the Company, including general supervision of the policies of the Company and general and active management of the financial affairs of the Company. The initial Chief Operating Officer shall be Frank Galati.

         4.16. Vice Presidents. The Company may have one or more Vice Presidents, elected by the Managers who shall perform such duties and have such powers as may be delegated by the Managers.

         4.17. Secretary. The Secretary shall keep minutes of all meetings of the Members and the Managers and have charge of the company records and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Chief Operating Officer or the Managers. The initial Secretary shall be Mark Halperin.

         4.18. Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Company, shall have the power to recommend action concerning the Company's affairs to the Chief Operating Officer, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Chief Operating Officer or the Managers. The initial Treasurer shall be David Langille.

         4.19. Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer and such other officers as may be designated from time to time may be appointed by the Chief Operating Officer or elected by the Managers and shall perform such duties and have such powers as shall be delegated to them by the Chief Operating Officer or the Managers.

                                   ARTICLE V.

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         If the Company has more than one Member, or if the Company's sole
Member is not the sole Manager, then the following actions shall require prior written approval by Majority Vote:
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                  (i) the sale, exchange or other disposition of all or any part of the Company's assets;

                  (ii) the merger of the Company into another entity;

                  (iii) the borrowing of any funds exceeding such amount of as may be approved by the sole Member;

                  (iv) the entering into any contract with, consummating any transaction with, or paying any compensation to, a Manager, a Member, or any Affiliate of the Manager or any Member;

                  (v) the confession of any judgment against the Company or the voluntary declaration of bankruptcy by the Company;

                  (vi) the admission of additional Members;

                  (vii) the acquisition of any real property or an ownership interest in another entity; or

                  (viii) any request for additional capital from the Members.

                                   ARTICLE VI

                                ACTION BY MEMBERS

         Each Member shall have the right to one vote. Members shall act by Majority Vote.

                                   ARTICLE VII

                                  CONTRIBUTIONS

         Each Member shall contribute property as an initial capital contribution.

                                  ARTICLE VIII.

                                  DISTRIBUTIONS

         8.1. Distributions. All distributions shall be made to the Members in proportion to their respective Ownership Percentages at the time of the distribution; provided, that following the dissolution of the Company as provided in Section 12.1 hereof, distributions shall be made in accordance with
Section 12.2 hereof.

         8.2. Limitation Upon Distributions. No distribution shall be made to Members if prohibited by Section 18-607 of the Delaware Act.
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         8.3. Interest On and Return of Capital Contributions. No Member shall be entitled to interest on such Member's Capital Contribution or to a return of its Capital Contribution, except as otherwise specifically provided for herein.

         8.4. Priority and Return of Capital. No Member shall have priority over any other Member, either as to the return of capital contributions or as to profits, losses or distributions. This Section shall not apply to loans (as distinguished from capital contributions) which a Member has made to the Company.

                                   ARTICLE IX.

                    ALLOCATIONS OF NET PROFITS AND NET LOSSES

         9.1. General Allocations. Profits and losses shall be allocated for each fiscal year first to the Members to the extent (and in the least amount) necessary to cause their Capital Account balances to be in the same proportion as their respective Ownership Percentages and the balance shall be allocated to the Members in proportion to their respective Ownership Percentages.

         9.2. Built-In-Gain or Loss. In the event that the capital accounts of the Members are adjusted to reflect the fair market value of the Company's property and assets, either upon contribution of property to the Company or otherwise, the Members' distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to 1.704-1(b)(4)(i) of the Regulations so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under 704(c) of the Code. Any deductions, income, gain or loss specially allocated pursuant to this subsection 9.2 shall not be taken into account for purposes of adjusting a Member's Capital Account.

                                   ARTICLE X.

                                BOOKS AND RECORDS

         10.1. Accounting Period. The Company's accounting period shall be the calendar year.

         10.2. Records and Reports. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

                  (a) A current list of the full name and last known address of each Member and Manager;

                  (b) Copies of records to enable a Member to determine the relative voting rights, if any, of the Members;

                  (c) A copy of the Certificate of Formation of the Company and all amendments thereto;
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                  (d) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

                  (e) Copies of this Operating Agreement, together with any amendments thereto; and

                  (f) Copies of any financial statements of the Company for the three most recent years.

         The books and records shall be at all times maintained at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

         10.3. Tax Returns. At the expense of the Company, the Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

                                   ARTICLE XI.

                       TRANSFERABILITY; ADDITIONAL MEMBERS

         A transferee of the interest of a Member shall become a Member only if the transferor, his legal representative or authorized agent has executed a written instrument of transfer of such interest in form and substance satisfactory to the Manager, and the Members, by Majority Vote, approve the proposed transfer.

         Any individual or other entity approved by Majority Vote may become a Member in the Company for such consideration as the Members by Majority Vote shall determine.

                                  ARTICLE XII.

                           DISSOLUTION AND TERMINATION

         12.1. Dissolution. The Company shall be dissolved only upon a Majority Vote of the Members or upon the dissolution or death of all Members. No other event shall cause the Company to dissolve. Upon dissolution, the Company shall cease to carry on its business, except as permitted by the Delaware Act.

         12.2. Winding Up Liquidation and Distribution of assets.

         (a) Upon dissolution, if there is more than one Member, then an accounting shall be made by the Company's accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of
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dissolution. The Manager(s), or if none, the person or entity selected by
Majority Vote of the Members (the "Liquidator") shall immediately proceed to wind up the affairs of the Company as provided by the Delaware Act.

         (b) If the Company is dissolved and its affairs are to be wound up, the Manager(s) or Liquidator shall:

                  (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager(s) or Liquidator may determine to distribute any assets to the Members in kind);

                  (2) Allocate any profit or loss resulting from such sales to the Members in accordance with Article IX hereof;

                  (3) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company;

                  (4) Distribute the remaining assets to the Members, either in cash or in kind, in accordance with the positive balance (if any) in each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's calendar year during which the liquidation occurs), with any balance in excess thereof being distributed in proportion to the Members' respective Ownership Percentages. Any such distributions in respect to Capital Accounts shall, to the extent practicable, be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations; and

                  (5) If any assets of the Company are to be distributed in kind, the net fair market value of such assets shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the capital accounts of the Members shall be adjusted pursuant to the provisions of this Operating Agreement to reflect such deemed sale.

         (c) Notwithstanding anything to the contrary in this Agreement, a Member shall have no obligation to make any capital contribution to reduce or eliminate the negative balance of such Member's capital account.

         12.3. Return of Contribution Nonrecourse to Other Members. Each Member shall look solely to the assets of the Company for the return of the Member's capital contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the capital contribution of one or more Members, then such Member or Members shall have no recourse against any other Member or any Manager.
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                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

         13.1. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any person not a party hereto.

         13.2. Federal Income Tax Elections: Tax Status. All elections required or permitted to be made by the Company under the Code shall be made by Majority Vote. As long as the Company has a single Member, the Company shall be taxed as a division of the sole Member if the Member is an entity other than an individual, trust, or estate and, if the sole member is an individual, estate, or trust, then as a sole proprietorship or as directly owned assets of the sole Member.

         13.3. Amendments. Any amendment to this Agreement shall be made by Majority Vote.

         IN WITNESS WHEREOF, the undersigned, as the sole Member and a Manager of the Company, has set his or her hand and seal and has set out below his or her signature, his or her address, the address of the principal place of business of the Company, effective as of the 12th day of January, 1999.


                                            Sole Member:
                                            COTT BEVERAGES USA, INC.

                                            By:    /s/  Mark Halperin
                                               --------------------------------

                                            Attest:
                                                    ---------------------------

Address of Company's principal place of     Address of Member:
business:

1043 Third Avenue                           5650 Whitesville Road, Suite 201
Columbus, Georgia  31901                    Columbus, Georgia  31904